   RE:  NN, Inc.
                          2000 Waters Edge Drive
                                                                                       Johnson City, TN  37604

FOR FURTHER INFORMATION:

AT THE COMPANY	AT FINANCIAL RELATIONS BOARD
Will Kelly	Marilynn Meek
Vice President and Chief Administrative Officer	(General info)
(423) 743-9151	212-827-3773

FOR IMMEDIATE RELEASE
April 14, 2009

NN, INC.  NAMES FRANK T. GENTRY VICE PRESIDENT AND GLOBAL
MANAGING DIRECTOR OF PRECISION METAL BEARING COMPONENTS
AND JEFFREY H. HODGE AS VICE PRESIDENT AND GENENERAL MANAGER
OF U.S. BALL & ROLLER DIVISION

Johnson City, Tenn., April 14, 2009 – NN, Inc. (Nasdaq: NNBR) today announced that it has named Frank T. Gentry as Vice President and Global Managing Director - Precision Metal Bearing Components and Jeff Hodge as Vice President and General Manager - U.S. Ball & Roller Division.

Mr. Gentry joined the Company in 1981 and has held a various manufacturing management positions within the Company.  He has served most recently as the Vice President and General Manager of the U.S. Ball & Roller and NN Asia operations.  Mr. Hodge has been with the Company since 1989 and has served in various operational and management positions in the Company.  Mr. Hodge’s most recent position has been as the Company’s Corporate Level 3 Manager.

Mr. Roderick R. Baty, Chairman and Chief Executive Officer commented, “I am pleased to announce the appointment of both Frank Gentry and Jeff Hodge to these very important positions. Both Frank and Jeff have a long record of successful leadership in the various positions they have served in with the Company.”

Mr. Baty continued, “The formation of the newly created position of Global Managing Director – Precision Bearing Components is an important step in the strategic restructuring of our global precision bearing business.  This structure will strengthen and improve the competitiveness of our global operations and allow us to capture needed global organizational synergies in our precision ball, roller and cage businesses in North America, Europe and China.”

NN, Inc. manufacturers and supplies high precision metal bearing components, industrial plastic and rubber products and precision metal components to a variety of markets on a global basis.  Headquartered in Johnson City, Tennessee, NN has 12 manufacturing plants in the United States, Western Europe, Eastern Europe and China.  NN, Inc. had sales of US $425 million in 2008.

Except for specific historical information, many of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These, and similar statements, are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual performance of NN, Inc. and its subsidiaries to differ materially from those expressed or implied by this discussion.  All forward-looking information is provided by the Company pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “assumptions”, “target”, “guidance”, “outlook”, “plans”, “projection”, “may”, “will”, “would”, “expect”, “intend”, “estimate”, “anticipate”, “believe”, “potential” or “continue” (or the negative or other derivatives of each of these terms) or similar terminology. Factors which could materially affect actual results include, but are not limited to: general economic conditions and economic conditions in the industrial sector, inventory levels, regulatory compliance costs and the Company's ability to manage these costs, start-up costs for new operations, debt reduction, competitive influences, risks that current customers will commence or increase captive production, risks of capacity underutilization, quality issues, availability and price of raw materials, currency and other risks associated with international trade, the Company’s dependence on certain major customers, the successful implementation of the global growth plan including development of new products and consummation of potential acquisitions and other risk factors and cautionary statements listed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to, the Company’s Annual Report on 10-K for the fiscal year ended December 31, 2008.

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